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                                                                     Exhibit 2

                           STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT dated as of March 6, 2001 (the "Agreement") is entered into by and between Extended Systems Incorporated, a Delaware corporation (the "Company"), and Palm, Inc., a Delaware corporation ("Parent"). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed thereto in the Merger Agreement (as defined below).

                                  Recitals
                                  --------

     A. Concurrently with the execution and delivery of this Agreement, the Company and Parent are entering into an Agreement and Plan of Reorganization (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, the Company and Parent will enter into a business combination transaction (the "Merger").

     B. As a condition to Parent's willingness to enter into the Merger Agreement, Parent has requested that the Company agree, and the Company has so agreed, to grant to Parent an option to acquire shares of the Company's Common Stock, $0.001 par value (the "Company Shares"), upon the terms and subject to the conditions set forth herein.

                                  Agreement
                                  ---------

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.    Grant of Option.
           ---------------

     The Company hereby grants to Parent an irrevocable option (the "Option") to acquire up to a number of Company Shares equal to 19.9% of the issued and outstanding shares of common stock of the Company as of the first date, if any, upon which an Exercise Event (as defined in Section 2(a) below) shall occur (the "Option Shares"), in the manner set forth below by paying cash at a price of $22.00 per share (the "Exercise Price").

     2.    Exercise of Option; Maximum Proceeds.
           ------------------------------------

           (a) For all purposes of this Agreement, an "Exercise Event" shall mean the occurrence of either: (i) a Company Triggering Event (as such term is defined in the Merger Agreement) or (ii) the time immediately prior to the consummation of a tender or exchange offer for 25% or more of any class of the Company's capital stock.

           (b) Parent may deliver to the Company a written notice (an "Exercise Notice") specifying that it wishes to exercise and close a purchase of Option Shares at any time following the occurrence of an Exercise Event and specifying the total number of Option Shares it wishes to acquire. Provided that the conditions set forth in Section 3 to the Company's obligation to issue the

                                       1
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Option Shares to Parent hereunder have been satisfied or waived, and unless such Exercise Notice is withdrawn by Parent, the closing of a purchase of Option Shares (a "Closing") specified in such Exercise Notice shall take place at the principal offices of the Company upon such date prior to the termination of the Option as may be designated by Parent in writing. Notwithstanding the foregoing, upon the commencement of a tender or exchange offer for 25% or more of any class of the Company's capital stock (and/or during any time which such a tender or exchange offer remains open), Parent may deliver to the Company an Exercise Notice (a "Conditional Exercise Notice") specifying that it wishes to exercise and close a purchase of Option Shares immediately prior to the consummation of such tender or exchange offer. Unless the Conditional Exercise Notice is withdrawn by Parent, the Closing of the purchase of Options Shares specified in a Conditional Exercise Notice shall take place immediately prior to the consummation of such tender or exchange offer. In the event that such tender or exchange offer is not consummated prior to termination of the Option, such Conditional Exercise Notice shall be void and of no further force and effect.

           (c) The Option shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement), (ii) termination of the Merger Agreement pursuant to any of Section 7.1(a), 7.1(c), 7.1(f) or 7.1(g) thereof, (iii) termination of the Merger Agreement pursuant to either of Section 7.1(b) or 7.1(d) thereof if prior thereto no Exercise Event shall have occurred, or (ii) 12 months following the termination of the Merger Agreement under any other circumstances; provided, however, that if the
                                                --------  -------
Option is exercisable but cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act (as such term is defined in the Merger Agreement) shall not have expired or been terminated, or because any other condition to closing has not been satisfied, then the Option shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal.

           (d) If Parent receives proceeds in connection with any sales or other dispositions of Option Shares or this Option (including by selling Option Shares to the Company pursuant to Sections 7(a), 7(f) or 8(c) hereof), which when aggregated with the amount of any dividends (or equivalent distributions under Section 9(a) hereof) received by Parent declared on Option Shares and the aggregate fees paid to Parent pursuant to Section 7.3 of the Merger Agreement, exceed the sum of (x) $11,000,000 plus (y) the Exercise Price multiplied by the number of Company Shares purchased by Parent pursuant to the Option, then all proceeds to Parent in excess of such sum shall be promptly remitted by Parent to the Company.

     3.    Conditions to Closing.
           ---------------------

     The obligation of the Company to issue Option Shares to Parent hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which Parent shall be entitled

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to deliver to the Company an Exercise Notice, the parties will use their respective reasonable efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable, subject to Section 2(b).

     4.    Closing.
           -------

     At any Closing, (a) the Company shall deliver to Parent a single certificate in definitive form representing the number of Company Shares designated by Parent in its Exercise Notice consistent with this Agreement, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 10 hereof, against delivery of (b) payment by Parent to the Company of the aggregate purchase price for the Company Shares so designated and being purchased by wire transfer of immediately available funds to the account or accounts designated in writing by the Company.

     5.    Representations and Warranties of the Company.
           ---------------------------------------------

     The Company represents and warrants to Parent that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by the Company and consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent, is enforceable against the Company in accordance with its terms, except as enforceability may be limited by principles of public policy, bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and by rules of law governing specific performance, injunctive relief and other equitable remedies; (d) except for any filings, authorizations, approvals or orders required under the HSR Act and any other applicable laws, the Company has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Company Shares for Parent to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Company Shares or other securities which may be issuable pursuant to Section 9(a) hereof upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement and payment therefor by Parent, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Company Shares and any other securities to Parent upon exercise of the Option, Parent will acquire such Company Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Parent and restrictions under applicable securities laws; (f) the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any order applicable to the Company or any of its subsidiaries or by which they or any of their material property is bound or affected or (iii) result in any breach of

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or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any material property or assets of the Company or any of its subsidiaries pursuant to, any material contract or agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their material property is bound or affected; and (g) the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity (as such term is defined in the Merger Agreement) except pursuant to the HSR Act.

     6.    Representations and Warranties of Parent. Parent represents and
           ----------------------------------------
warrants to the Company that:

           (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to enter into this Agreement and to carry out its obligations hereunder;

           (b) the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, and no other corporate proceedings on the part of Parent and no action of its stockholders are necessary to authorize this Agreement or any of the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the Company and the receipt of all required governmental approvals, constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought;

           (c) the execution and delivery of this Agreement by Parent does not, and (except for the expiration or early termination of the waiting period under the HSR Act) the performance of this Agreement by Parent and the consummation of the transactions contemplated hereby will not, require any consent, approval, order, authorization or permit of, filing with, or notification to any governmental or regulatory authority; and

           (d) Parent is an "accredited investor" as defined in Rule 501 under the Securities Act. Any Company Shares acquired by Parent upon exercise of the Option will be acquired for Parent's own account, for investment purposes only and will not be, and the Option is not being, acquired by Parent with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

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     7.    Registration Rights.
           -------------------

           (a) Following the termination of the Merger Agreement, Parent (sometimes referred to herein as the "Holder") may by written notice (sometimes referred to herein as the "Registration Notice") to the Company (the "Registrant") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered the "Registrable Securities") in order to permit the sale or other disposition of such shares pursuant to a bona fide firm commitment underwritten public offering in which the Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use reasonable efforts to prevent any person or group from purchasing through such offering shares representing more than 1% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis (a "Permitted Offering"); provided,
                                                                  --------
however, that any such Registration Notice must relate to a number of shares
-------
equal to at least 5% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act or at such time as all of the Registrable Securities may be sold in any three month period pursuant to Rule 144 under the Securities Act. The Registration Notice shall include a certificate executed by the Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of internationally recognized standing reasonably acceptable to the Company (the "Manager"), stating that (i) the Holder and the Manager have a good faith intention to commence a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the per share average of the closing sale prices of the Registrant's Common Stock on the Nasdaq National Market for the twenty trading days immediately preceding the date of the Registration Notice. The Registrant shall thereupon have the option exercisable by written notice delivered to the Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all (but not less than all) of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on the Nasdaq National Market for the twenty trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within 10 business days after delivery of such notice. The payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

           (b) If the Registrant does not elect to exercise its option to purchase pursuant to Section 7(a) with respect to all Registrable Securities, the Registrant shall use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities requested to be registered in the Registration Notice; provided,
                                                                  --------
however, that (i) the Holder shall not be entitled to more than an aggregate
-------
of two effective registration statements hereunder, provided however, that if the Registrant withdraws a filed registration statement at the request of the Holder (other than as the result of a material change in the Registrant's business or the Holder's learning of new material information concerning the Registrant), then such filing shall be deemed to have been an effective registration for purposes of this clause (i), (ii) the Registrant will

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not be required to file any such registration statement during any period of time (not to exceed 45 days after a Registration Notice in the case of clause
(A) below or 90 days after a Registration Notice in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant and (iii) the Registrant will not be required to maintain the effectiveness of any such registration statement for a period greater than 60 days. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this
Section 7 shall again be applicable to any proposed registration. The Registrant shall use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdictions until the Holder has sold or otherwise disposed of all of the securities subject to the registration statement, but not for a period greater than 60 days; provided, however, that the Registrant shall not
                             --------  -------
be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

           (c) The registration rights set forth in this Section 7 are subject to the condition that the Holder shall provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder, including the identity of the Holder and the Holder's plan of distribution.

           (d) A registration effected under this Section 7 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall use all reasonable efforts to provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

           (e)   Indemnification.
                 ---------------

                  (i) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred

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in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Registrant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by the Holder or director or officer or controlling person or underwriter seeking indemnification, provided, however, that the indemnity agreement contained in this subsection 7(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Registrant, which consent shall not be unreasonably withheld.

                 (ii) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder expressly for use therein, provided that in no event shall any indemnity under this Section 7(e) exceed the gross proceeds of the offering received by the Holder and provided further that the indemnity agreement contained in this subsection 7(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                (iii)  Each party entitled to indemnification under this
Section 7(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as

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to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided,
                                                               --------
however, that the Indemnifying Party shall pay such expense if representation
-------
of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to
                -------- -------
give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which shall not be unreasonably withheld).

           (f)   Repurchase at the Election of the Company.
                 -----------------------------------------

                  (i) Except to the extent that Parent shall have previously exercised its rights under Section 7(a), at the request of the Company during the six-month period beginning one year following the Parent's exercise of the Option, the Company may repurchase from Parent, and Parent shall sell to the Company, all (but not less than all) the Company Shares acquired by Parent pursuant hereto and with respect to which Parent has beneficial ownership at the time of such repurchase, at a price equal to the sum of the greater of (I) one hundred ten percent (110%) of the Current Market Price (as defined in Section 7(f)(iii)) or (II) the sum of (X) the Exercise Price in respect of the shares so acquired plus (Y) Parent's Pre-Tax Carrying Cost (as defined in Section 7(f)(iii)), multiplied in either case by the number of shares so acquired (the "Section 7(f) Repurchase Consideration"); provided, that the Company's rights under this Section 7(f) shall be suspended (with any such rights being extended accordingly) during any period when the exercise of such rights would subject Parent to liability or disgorgement of profits pursuant to Section 16(b) of the Exchange Act.

                 (ii) If the Company exercises its rights under this Section 7(f), the Company shall, within ten (10) business days pay the Section 7(f) Repurchase Consideration in immediately available funds and Parent shall surrender to the Company certificates evidencing the Company Shares purchased hereunder with respect to which Parent then has beneficial ownership, and Parent shall warrant that it has sole beneficial ownership of such shares and that all such shares are then free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

                (iii) As used in Section 7(f)(i), (A) "Current Market Price" shall mean the average of the last sale prices per share of the Company Shares on The Nasdaq National Market for the ten (10) trading days immediately preceding the date of the Company's request for repurchase pursuant to this
Section 7(f), and (B) "Pre-Tax Carrying Cost" shall mean an amount equal to

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interest on the aggregate purchase price paid by Parent for the Company Shares purchased pursuant to the Option from the date of purchase to the date of repurchase at the rate of interest announced by Citibank, N.A. as its prime or base lending or reference rate during such period, less any dividends received on the shares so purchased, divided by the number of shares so purchased.

     8.    Restrictions on Transfer.
           ------------------------

           (a)   Restrictions on Transfer. Prior to the Expiration Date (as
                 ------------------------
defined in Section 8(c)), Parent shall not, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any shares of capital stock of the Company acquired pursuant to this Agreement ("Restricted Shares") beneficially owned by Parent, other than
(i) pursuant to Section 7, or (ii) in accordance with Sections 8(b) and 8(c).

           (b)   Permitted Sales. Following the termination of the Merger
                 ---------------
Agreement, Parent shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the holders of common stock of the Company, by a majority of the members of the Board of Directors of the Company.

           (c)   Right of First Refusal. At any time after the first
                 ----------------------
occurrence of a Trigger Event and prior to the expiration of twenty-four (24) months immediately following the first purchase of Option Shares pursuant to this Agreement ("Expiration Date"), if Parent shall desire to sell, assign, transfer or otherwise dispose of all or any of the Company Shares or other securities acquired by it pursuant to this Agreement, it shall give the Company written notice of the proposed transaction (a "Parent Offer Notice"), identifying the proposed transferee, accompanied by a copy of an offer to purchase such shares or other securities signed by such transferee (if Parent shall have received such a written offer) and setting forth the terms of the proposed transaction. A Parent Offer Notice shall be deemed an offer by Parent to the Company, which may be accepted within five (5) business days of the receipt of such Parent Offer Notice, on the same terms and conditions and at the same price at which Parent is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by the Company shall be settled within five (5) business days of the date of the acceptance of the offer and the purchase price shall be paid to Parent in immediately available funds. In the event of the failure or refusal of the Company to purchase all the shares or other securities covered by a Parent Offer Notice, Parent may sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable to the transferee than those set forth in the Parent Offer Notice; provided that the provisions of this sentence shall not limit the rights Parent may otherwise have in the event the Company has accepted the offer contained in the Parent Offer Notice and wrongfully refuses to purchase the shares or other securities subject thereto. The requirements of this Section 8(c) shall not apply to (i) any disposition as a result of which the proposed transferee would own beneficially not more than four percent (4%) of the outstanding voting power of the Company, (ii) any disposition of the Company Shares or other securities by a person to whom Parent has assigned its rights under the Option with the consent of the Company, (iii) any sale by means of a public offering registered under the Securities Act, or (iv) any transfer to a wholly-owned subsidiary of Parent which agrees in writing to be bound by the terms hereof.

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     9.    Adjustment Upon Changes in Capitalization; Rights Plans.
           -------------------------------------------------------

           (a) In the event of any change in the Company Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option and the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Parent shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

           (b) Prior to such time as the Option is terminated, and at any time after the Option is exercised (in whole or in part, if at all), the Company shall not adopt (nor permit the adoption of) a stockholders rights plan unless such rights plan exempts from the distribution or exercise of rights thereunder this acquisition by Parent or any affiliate or transferee of the beneficial owner of shares of the Company by virtue of the Option being exercisable or having been exercised (or the Parent beneficially owning shares issuable in respect of any Option Shares).

     10.   Restrictive Legends.
           -------------------

     Each certificate representing Option Shares issued to Parent hereunder shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF MARCH 6, 2001, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

     11.   Listing and HSR Filing.
           ----------------------

     The Company, upon the request of Parent, shall promptly file an application to list the Company Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and shall use its reasonable efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto shall promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of the Company Shares subject to the Option at the earliest possible date.

     12.   Binding Effect.
           --------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Certificates representing shares sold in a registered public offering pursuant to Section 7 hereof shall not be required to bear the legend set forth in Section 10 hereof.

     13.   Specific Performance.
           --------------------

     The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

     14.   Entire Agreement.
           ----------------

     This Agreement and the Merger Agreement (including the appendices and exhibits thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     15.   Further Assurances.
           ------------------

     Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     16.   Validity.
           --------

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and shall execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

     17.   Notices.
           -------

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

           (a)   if to the Company, to:

                 Extended Systems Incorporated
                 5777 N. Meeker Avenue
                 Boise, ID 83713
                 Attention: Steve Simpson
                 Telephone: (208) 322-7575 ext. 6056
                 Facsimile: (208) 377-1906

                 with a copy to:

                 Gray Cary Ware & Freidenrich
                 400 Hamilton Avenue
                 Palo Alto, California  94301
                 Attention: Bradley J. Rock
                 Telephone:  (650) 833-2111
                 Facsimile:  (650) 327-3699

           (b)   if to Parent, to:

                 Palm, Inc.
                 5470 Great America Parkway
                 Santa Clara, CA  95052
                 Attention: Douglas S. Solomon, Ph.D.
                 Tel.: (408) 326-7487
                 Fax: (408) 326-9770

                 with a copy to:

                 Palm, Inc.
                 5470 Great America Parkway
                 Santa Clara, CA  95052
                 Attention: General Counsel
                 Tel: (408) 326-9000
                 Fax: (408) 326-9003

                 with a copy to:

                 Wilson Sonsini Goodrich & Rosati
                 650 Page Mill Road
                 Palo Alto, CA  94304-1050
                 Attention:     Katharine A. Martin
                                 W. Korman
                                Robert Sanchez
                 Telephone:     (650) 493-9300
                 Facsimile:     (650) 493-6811

     18.   Governing Law.
           -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

     19.   Counterparts.
           ------------

     This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

     20.   Expenses.
           --------

     Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     21.   Amendments; Waiver.
           ------------------

     This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     22.   Assignment.
           ----------

     The Company may not sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of Parent. The rights and obligations hereunder shall inure to the benefit of and be binding upon any successor of a party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                 EXTENDED SYSTEMS INCORPORATED

                                 By: /s/ Steven D. Simpson
                                     ----------------------------------------

                                 Name: Steven D. Simpson
                                       --------------------------------------

                                 Title: President and Chief Executive Officer
                                        -------------------------------------


                                 PALM, INC.

                                 By: /s/ Carl J. Yankowski
                                     ----------------------------------------

                                 Name: Carl J. Yankowski
                                       --------------------------------------

                                 Title: Chief Executive Officer
                                        -------------------------------------












                        ***STOCK OPTION AGREEMENT***